As filed with the Securities and Exchange Commission on January 23, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

BITGO HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	82-3998490
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 S. Reid Street, Suite 307, PMB# 9793 Sioux Falls, SD 57103 (650) 847-0009 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Amended & Restated 2018 Stock Incentive Plan
2026 Equity Incentive Plan
2026 Employee Stock Purchase Plan
Non-Plan Option Award
(Full title of the plans)
Michael A. Belshe
Chief Executive Officer, Chief Technology Officer, President, and Director
101 S. Reid Street, Suite 307, PMB# 9793
Sioux Falls, SD 57103
(650) 847-0009
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael A. Brown Ran D. Ben-Tzur Andrew T. Albertson Jennifer J. Hitchcock Ryan Mitteness Fenwick & West LLP 555 California Street San Francisco, CA 94104 (415) 875-2300	Chuck Thompson Chief Legal Officer BitGo Holdings, Inc. 101 S. Reid Street, Suite 307, PMB# 9793 Sioux Falls, SD 57103 (650) 847-0009

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for by Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (this “Registration Statement”) and has been or will be sent or given to participating service providers in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed by BitGo Holdings, Inc. (the “Registrant”) with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)the Registrant’s prospectus filed on January 23, 2026 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-290409), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and
(b)the description of the Registrant’s Class A common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-43057) filed with the Commission on January 15, 2026 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers
The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation to be effective immediately upon the completion of the Registrant’s initial public offering contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties in their role, except liability for the following:
•any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;
•any transaction from which the director or officer derived an improper personal benefit; and
•with respect to officers, any action by or in the right of the corporation.
As permitted by the DGCL, the Registrant’s amended and restated bylaws to be effective immediately upon the completion of the Registrant’s initial public offering provide that:
•the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the DGCL;
•the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and
•the rights conferred in the Registrant’s restated bylaws are not exclusive.
In addition, the Registrant has or intends to enter into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. Reference is also made to the underwriting agreement entered into by the Registrant and the underwriters in connection with the Registrant’s initial public offering, which provides for the indemnification of executive officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provisions in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The Registrant currently carries directors’ and officers’ liability insurance for securities matters.
See also the undertakings set out in response to Item 9 hereof.
Item 7. Exemption From Registration Claimed
Not applicable.

Item 8. Exhibits
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed
		Form	File No.	Exhibit	Filing Date	Herewith
3.1	Seventh Amended and Restated Certificate of Incorporation of the Registrant, as amended and currently in effect.	S-1/A	333-290049	3.1	11/7/2025
3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect immediately prior to completion of the Registrant’s initial public offering.	S-1/A	333-290049	3.2	01/12/2026
3.3	Bylaws of the Registrant, as currently in effect.	S-1/A	333-290049	3.3	11/7/2025
3.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect immediately prior to completion of the Registrant’s initial public offering.	S-1/A	333-290049	3.4	11/7/2025
3.5	Form of Non-Plan Stock Option Agreement					X
4.1	Form of Class A Common Stock certificate.	S-1/A	333-290049	4.1	11/7/2025
5.1	Opinion of Fenwick & West LLP.					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
23.2	Consent of Crowe LLP, independent registered public accounting firm.					X
24.1	Power of Attorney (included on the signature page to this Registration Statement).					X
99.1	BitGo Holdings, Inc. Amended and Restated 2018 Equity Incentive Plan and related form agreements.	S-1	333-290049	10.2	9/19/2025
99.2	BitGo Holdings, Inc. 2026 Equity Incentive Plan and related form agreements.	S-1/A	333-290049	10.3	1/12/2026
99.4	BitGo Holdings, Inc. 2026 Employee Stock Purchase Plan and related form agreements.	S-1/A	333-290049	10.4	1/12/2026
107	Filing Fee Table.					X
Item 9. Undertakings
A. The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 23nd day of January, 2026.

BITGO HOLDINGS, INC.

By:	/s/ Michael A. Belshe
Michael A. Belshe
Chief Executive Officer, Chief Technology Officer and President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael A. Belshe and Edward Reginelli, and each of them, as his or her true and lawful attorneys-in-fact, proxies, and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies, and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies, and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Belshe	Chief Executive Officer, Chief Technology Officer, President, and Director (Principal Executive Officer)	January 23, 2026
Michael A. Belshe

/s/ Edward Reginelli	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2026
Edward Reginelli

/s/ Chen Fang	Chief Revenue Officer and Director	January 23, 2026
Chen Fang

/s/ Vivek Pattipati	Director	January 23, 2026
Vivek Pattipati

/s/ Brian Murray	Director	January 23, 2026
Brian Murray

/s/ Sunita Parasuraman	Director	January 23, 2026
Sunita Parasuraman

/s/ Justin Evans	Director	January 23, 2026
Justin Evans

/s/ Brian Brooks	Director	January 23, 2026
Brian Brooks